Exhibit 10.1

CREDIT FACILITY AGREEMENT

CREDIT FACILITY AGREEMENT (this “Agreement”), dated as of November 2, 2023 (“Effective Date”), by and among Flux Power Holdings, Inc., a Nevada corporation (the “Borrower”), and Cleveland Capital, L.P., a Delaware limited partnership (“Cleveland” or the “Lender”).

RECITALS

WHEREAS, the Borrower has requested that the Lender make available to the Borrower a line of credit of up to $2,000,000 from time to time, the proceeds of which shall be used by the Borrower for working capital purpose; and

WHEREAS, the Lender is willing to advance funds to the Borrower upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1. Credit Facility.

(a) Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, an “Advance”) up to $2,000,000 (the “Commitment Amount”), to the Borrower from time to time from the Effective Date until the maturity date of the Note (as defined below); provided, however, that after given effect to any Advances, the aggregate outstanding principal amount shall not exceed the Commitment Amount.

(b) The Advances shall be evidenced by a subordinated unsecured promissory note of the Borrower in substantially the form of Exhibit A attached hereto dated of even date with this Agreement ( the “Note”) which shall also evidence the Lender’s Commitment Amount. The Note shall be payable to the order of the Lender in the principal amount equal to such Lender’s Commitment Amount or, if less, the outstanding amount of all Advances made by such Lender, plus interest accrued thereon, as set forth below. All Advances shall be made pursuant the terms and obligations set forth in the Note. All obligations under the Note shall be subordinated to the obligations owed to Gibraltar Business Capital, LLC pursuant to the terms and conditions of that Subordination Agreement dated November 2, 2023.

(c) For the purposes of the Advances, subject to the limitations, terms and conditions set forth in the Note, the Borrower may, from time to time, prior to the Due Date (as defined in the Note), draw down, repay, and re-borrow on the Note, by giving notice to the Lender of the amount to be requested to be drawn down.

(d) All Advances shall be used by the Borrower for general working capital purposes.

(e) The Agreement, Note and Warrants (as defined below), together with all of the other agreements, documents, and instruments heretofore or hereafter executed in connection therewith or with the Advances to be made under this Agreement, as the same may be amended, supplemented or modified from time to time, shall collectively be referred to herein as the “Loan Documents.”

2. Interest Rate. Interest shall accrue and be payable on the Advances as set forth in the Note.

3. [Reserved].

4. Warrants. In consideration of the Lender’s commitment to provide the Advances to the Borrower, the Borrower shall issue a warrant to the Lender in the form attached hereto as Exhibit B (the “Warrant”).

5. Representations and Warranties of the Borrower. As a material inducement to the Lender to enter into and execute this Agreement and to perform its covenants, agreements, duties and obligations hereunder, and in consideration therefore, the Borrower hereby makes the following representations and warranties, each of which (a) is material and is being relied upon by the Lender as a material inducement to enter into this Agreement, and (b) is true at and as of the date hereof.

5.1 Authorization. All corporate action on the part of the Borrower, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Note and the Warrant, the sale and issuance of the Note, the Warrant and the shares issuable upon exercise of the Warrant and the performance of the Borrower’s obligations hereunder and under the Note and the Warrant has been taken. The Borrower has the requisite corporate power to enter into the Loan Documents and carry out and perform its obligations under the terms of the Loan Documents. The Borrower will have the requisite corporate power to issue and sell the Note and the Warrant, and shares of Common Stock issued upon exercise of the Warrant (collectively, the “Securities”). The Loan Documents have been duly executed and delivered by the Borrower and constitute the valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2 Organization and Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

5.3 Delivery of SEC Documents; Business. The Borrower has made available to the Lender through the Securities and Exchange Commission’s (“SEC”) EDGAR system, true and complete copies of the Borrower’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (“Form 10-K”) and all other reports filed by the Borrower pursuant to the Exchange Act since the filing of the Form 10-K , and prior to the date hereof (collectively, the “SEC Documents”). The Borrower is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description of the business of the Borrower in all material respects.

5.4 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Borrower under this Agreement and the consummation of the actions contemplated by this Agreement will not (a) result in any violation of, be in conflict with, or constitute a material default under, with or without the passage of time or the giving of notice (i) any provision of the Borrower’s Articles of Incorporation, as amended, or Bylaws, as amended (or similar governing documents), (ii) any provision of any judgment, arbitration ruling, decree or order to which the Borrower is a party or by which the Borrower is bound, or (iii) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Borrower is a party or by which the Borrower or its properties is bound, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Borrower or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which any of the property or assets of the Borrower is subject.

5.5 Capitalization. As of October 25, 2023, the authorized capital stock of the Borrower consists of (a) 30,000,000 shares of Common Stock, $0.001 par value per share, of which 16,487,237 shares are issued and outstanding, (b) 2,503,294 shares reserved for issuance upon the vesting, exercise or conversion, as the case may be, of outstanding restricted stock units, options, warrants or other convertible securities (excluding the Note and Warrants), and (c) 500,000 shares of preferred stock, $0.001 par value per share, none of which are outstanding or reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities. Except as disclosed in the Borrower’s SEC Documents and set forth in the Borrower’s Articles of Incorporation, as amended and contemplated in the Transaction Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Borrower that will be triggered by the issuance of the Securities.

5.6 Valid Issuance of Securities. The Note and the Warrant, and shares of Common Stock issued upon exercise of the Warrant, when issued in compliance with the provisions of this Agreement, the Note and the Warrant will be validly issued and will be free of any liens or encumbrances provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws. The Borrower has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrant.

5.7 Litigation. Except as set forth in the Borrower’s SEC Documents, there is no action, suit, proceeding or investigation pending or, to the Borrower’s knowledge, currently threatened against the Borrower that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect, or (b) would be required to be disclosed in the Borrower’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Borrower to enter into such Agreement and perform its obligations hereunder. The Borrower is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other governmental body. For the purpose of this Agreement “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Borrower, or (ii) material and adverse impairment of the Borrower’s ability to perform its obligations under any of the Loan Documents.

5.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority on the part of the Borrower is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

5.9 No Material Changes. Except as disclosed in the Borrower’s SEC Documents, since December 31, 2021, there has not been any material change that has had a Material Adverse Effect.

5.10 Investment Company. The Borrower is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

5.11 No General Solicitation. Neither the Borrower, nor any of its affiliates, nor any person acting on its own or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”)) in connection with the offer or sale of the Securities.

6. Representations and Warranties of the Lender. The Lender represents and warrants to Borrower that:

6.1 Organization, Authority The Lender is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Lender of the Securities hereunder has been, to the extent such Lender is an entity, duly authorized by all necessary partnership or other action on the part of such Lender. This Agreement has been duly executed and delivered by such Lender and constitutes the valid and binding obligation of such Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.2 Investment Representations. In connection with the sale and issuance of the Securities, the Lender makes the following representations:

(a) Investment for Own Account. The Lender is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Lender has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

(b) SEC Documents; Disclosure Materials. The Lender has received, read and fully understands the SEC Documents and Loan Documents. The Lender acknowledges that the Lender is basing its decision to invest in the Securities Documents on the SEC Documents and has relied only on the information contained in said material and has not relied upon any representations made by any other person. The Lender recognizes that an investment in the Securities involves substantial risks and is fully cognizant of and understands all of the risk factors related to the purchase of the Securities, including but not limited to, those risks set forth in the section of the SEC Documents entitled “RISK FACTORS.”

(c) Lender Status. At the time such Lender was offered the Securities, it was, at the date hereof it is, and on the date which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Lender is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Such Lender is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act or a member of FINRA, or an entity engaged in the business of being a broker dealer.

(d) Representations and Reliance. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein, and in the Investor Suitability Questionnaire to determine the applicability of such exemptions and the suitability of the Lender to acquire the Securities. All information which the Lender has provided to the Borrower, including but not limited to, all information given herein and in the Investor Suitability Questionnaire or otherwise, concerning itself, investor status, address, residence, financial position and knowledge and experience of financial and business matters are correct and complete, and that if there should be any material change in such information, the Lender will immediately provide the Borrower with such information. The Lender will promptly notify the Borrower of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

(e) Restricted Securities. The Lender understands that the Securities the Lender is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Lender is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Lender also acknowledges that the Borrower was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as such the Lender understands that Rule 144 is not currently available for the sale of the Securities and may never be so available.

(f) Transfer Restrictions, Legends. The Lender understands that (i) the Securities have not been registered under the Securities Act, (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Borrower’s reliance upon the statements and representations made by the Lender, and that the Securities must be held by the Lender indefinitely and that the Lender must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by the Lender, or (2) the date the Securities are eligible for sale under Rule 144.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(g) No Transfer. The Lender covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act, or in compliance with Rule 144 or pursuant to another exemption from registration, or to an entity affiliated with the Lender, other than in compliance with the applicable securities regulations laws of any state.

(h) Investment Experience. The Lender acknowledges that the Lender is able to bear the economic risk of the Lender’s investment, including the complete loss thereof. The Lender has a preexisting personal or business relationship with the Borrower or one or more of its officers, directors or other persons in control of the Borrower, and the Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(i) Financial Sophistication; Due Diligence. The Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Lender has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Borrower’s SEC Documents. Further, the Lender has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Borrower concerning the terms and conditions of the investment and the business and affairs of the Borrower as the Lender considers necessary in order to form an investment decision.

(j) General Solicitation. The Lender is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Lender was first contacted by the Borrower or either of the Agents, such Lender had a preexisting and substantial relationship with the Borrower or one of the Agents. The Lender will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Borrower. Other than to other parties to this Agreement, the Lender has maintained and will continue to maintain the confidentiality of all disclosures made to Lender in connection with this transaction, including the existence and terms of this transaction.

6.3 No Investment, Tax or Legal Advice. The Lender understands that nothing in the Borrower’s SEC Documents, this Agreement, or any other materials presented to the Lender in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Lender has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

6.4 Disclosure of Information. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. The Lender has reviewed the documents publicly filed by the Borrower with the SEC and has read and understands the risk factors disclosed therein. The Lender has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Lender is solely responsible for conducting its own due diligence investigation of the Borrower.

6.5 Additional Acknowledgement. The Lender acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Lender acknowledges that, if it is a client of an investment advisor registered with the SEC, the Lender has relied on such investment advisor in making its decision to purchase Securities pursuant hereto.

6.6 No Short Position. As of the date hereof, and from the date hereof through the date of the closing, the Lender acknowledges and agrees that it does not and will not (between the date hereof and the date of the closing) engage in any short sale of the Borrower’s voting stock or any other type of hedging transaction involving the Borrower’s securities (including, without limitation, depositing shares of the Borrower’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Borrower’s securities).

7. Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party will be in writing and will be given by delivery in person, by facsimile transmission, by email or other electronic communication, by overnight courier or by registered or certified mail, postage prepaid (and will be deemed given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three (3) days after mailing if mailed by United States mail, and one (1) business day after deposited with an overnight courier service if delivered by overnight courier), as follows:

If to Borrower:	Flux Power Holdings, Inc.
Attn: President
2685 S. Melrose Drive
Vista, CA 92081
rdutt@fluxpwr.com

If to Lender:	Cleveland Capital, L.P.
Attn: Wade Massad
1250 Linda Street, Suite 304
Rocky River, OH 44116
wade@clevelandcapital.com

or at such other address of which any party may, from time to time, advise the other party by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile (with confirmation) thereof.

8. Entire Agreement. This Agreement, the Loan Documents, and the other agreements entered into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

9. Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

10. Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without reference to principles of conflict of law and, in the event of any litigation or other dispute in connection with this Agreement or any of the exhibits attached hereto, the venue and jurisdiction of which shall be in San Diego County, California.

12. Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy, nor constitute any course of dealing or performance hereunder.

13. Costs and Attorneys’ Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party’s costs, including, without limitation, the court costs and reasonable attorneys’ fees incurred therein, including any and all appeals or petitions therefrom.

14. Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

15. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the LOC shall be paid by the party incurring such fees or expenses.

16. Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts (any of which may be delivered by fax or electronic mail transmission), each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement effective as of the date first above written.

BORROWER:

Flux Power Holdings, Inc.,
a Nevada corporation

By:
Ronald F. Dutt, Chief Executive Officer

LENDER:

Cleveland Capital, L.P.

By:
Name:	Wade Massad
Title:
Date:

EXHIBIT A

FORM OF SUBORDINATED UNSECURED PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANTS